This Registration Statement consists of 9 pages.


    As filed with the Securities and Exchange Commission on November 5, 1996

                                           Registration Statement No. 333-
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                ----------------

                                   OPAL, INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                          3828                     04-2962212
 (State or other jurisdiction      (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)   Classification Code Number)   Identification No.)

                               -------------------

             OPAL, INC., 3203 SCOTT BOULEVARD, SANTA CLARA, CA 95054 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)
                              --------------------

                      OPAL, INC. EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)
                              --------------------

                                   Israel Niv
                                   Opal, Inc.
                              3203 Scott Boulevard
                              Santa Clara, CA 95054
                     (Name and Address of Agent for Service)

                                 (408) 727-6060
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------

                                 with a copy to:

                                THOMAS P. STORER
                             Goodwin, Procter & Hoar
                                 Exchange Place
                              Boston MA 02109-2881
                                 (617) 570-1000

                              --------------------


                                  CALCULATION OF REGISTRATION FEE
====================================================================================================
Title of securities to    Amount to be     Proposed maximum     Proposed maximum        Amount of
    be registered        registered (1)   offering price per   aggregate offering   registration fee
                                                 share                price
-----------------------------------------------------------------------------------------------------
Common Stock,                249,000           $9.75(2)          $3,464,935.13          $1,049.98
$.01 par value               123,843          $8.375(3)
-----------------------------------------------------------------------------------------------------
Total                        372,843             ----            $3,464,935.13          $1,049.98
=====================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purpose of determining the amount of the registration fee and is based upon the price at which outstanding options may be exercised.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of the Company's common stock on October 30, 1996, utilizing the average of the high and low sale prices reported on The Nasdaq Stock Market on that date.

                                Explanatory Note

     This Registration Statement on Form S-8 relates to shares of the common stock, par value $.01 per share (the "Common Stock"), of Opal, Inc. (the "Company") which may be issued under the Company's Employee Stock Option Plan, as amended (the "Plan"). The Company hereby incorporates by reference the contents of the registration statement on Form S-8, File No. 33-95312, filed with the Securities and Exchange Commission on August 1, 1995, covering 827,157 shares of Common Stock which may be issued pursuant to the Plan and 93,001 shares of Common Stock which may be issued pursuant to a prior Stock Option Plan.


Item 8. Exhibits.

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.


Exhibit

 5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

23.1 Consent of Counsel (included in Exhibit 5.1 hereto).

23.2 Consent of Price Waterhouse L.L.P., Independent Accountants.

24.1 Powers of Attorney (included in Part II of this registration statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 31 day of October, 1996.

                                             OPAL, INC.


                                             By: /s/ Henry Schwarzbaum
                                             Name: Henry Schwarzbaum
                                             Title: Vice President of Finance



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Henry Schwarzbaum and Helene Kamm, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

       Signature                   Title                         Date
     ------------                 -------                       ------

   /s/ Rafi Yizhar      Director, President and          October 31, 1996
---------------------   Chief Executive Officer
     Rafi Yizhar        (Principal Executive Officer)

/s/ Henry Schwarzbaum   Vice President of Finance,       October 31, 1996
---------------------   Chief Financial Officer
   Henry Schwarzbaum    and Secretary (Principal
                        Financial Officer and
                        Principal Accounting Officer)

/s/ Meir Ben-Shoshan    Director                         September 30, 1996
---------------------
  Meir Ben-Shoshan


  /s/ Robert Brill      Director                         October 31, 1996
---------------------
    Robert Brill

  /s/ Mendy Erad        Director                         September 30, 1996
---------------------
      Mendy Erad

  /s/ Uzia Galil         Director                        October 31, 1996
---------------------
     Uzia Galil

 /s/ Zvi Lapidot         Director                        October 31, 1996
---------------------
    Zvi Lapidot

 /s/ Dan Maydan          Director                        October 31, 1996
---------------------
    Dan Maydan

 /s/ Amram Rasiel        Director                        October 31, 1996
---------------------
    Amram Rasiel

 /s/ Israel Niv          Director                        October 31, 1996
---------------------
     Israel Niv

                                  EXHIBIT INDEX

Exhibit No.                  Description                                  Page*

   5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
  23.1  Consent of Counsel (included in Exhibit 5.1 hereto).
  23.2  Consent of Price Waterhouse L.L.P., Independent Accountants.
  24.1 Powers of Attorney (included in Part II of this registration statement).


---------------------------------------
* Refers to sequentially numbered copy.



303342.c2